Exhibit 99.3

Unaudited pro forma combined financial information of Cactus Ventures, Inc. and Actinium Pharmaceuticals, Inc.

The unaudited pro forma information below gives effect to the share exchange between Cactus Ventures, Inc. and Actinium Pharmaceuticals, Inc. as if it had been consummated as of the beginning of the applicable period.  The unaudited pro forma information has been derived from the historical Financial Statements of these two companies.  The unaudited pro forma information is for illustrative purposes only.  You should not rely on the unaudited pro forma financial information as being indicative of the historical results that would have been achieved had the acquisition occurred in the past or the future financial results that the Company will achieve after the merger.

Cactus Ventures, Inc. and Actinium Pharmaceuticals Inc.
Pro Forma Combined Balance Sheets
(Unaudited)

	Cactus Ventures Inc.	Actinium Pharmaceuticals Inc.	Pro Forma		Pro Forma
	September 30, 2012	September 30, 2012	Adjustments		Combined
Current Assets
Cash	$-	$2,566,669	$4,300,000	(1)	$6,866,669
R&D reimbursement receivable	-	187,765	-		187,765
Prepaid expenses and other current assets	-	41,066	-		41,066
Deferred financing costs	-	32,523	-		32,523
Total current assets	-	2,828,023	4,300,000		7,128,023

Property and equipment, net	-	2,616	-		2,616

Total Assets	$-	$2,830,639	$4,300,000		$7,130,639

Liabilities and Stockholders' Equity (Deficit)

Current liabilities
Accounts payable and accrued expenses	$31,136	$576,624	(31,136)	(3)	$576,624
Accounts payable - related party	-	243,600	-		243,600
Convertible notes payable, net	-	802,479	-		802,479
Derivative liabilities	-	5,204,348	-		5,204,348
Total current liabilities	31,136	6,827,051	(31,136)		6.827,051

Notes payable-related parties	72,857	-	(72,857)	(3)	-
Total liabilities	103,993	6,827,051	(103,993)		6,827,051

Shareholders' equity (deficit)
Preferred stock-series A	-	10,000	(10,000)	(1)	-
Preferred stock-series B	-	47,112	(47,112)	(1)	-
Preferred stock-series C-1	-	8,000	(8,000)	(1)	-
Preferred stock-series C-2	-	6,667	(6,667)	(1)	-
Preferred stock-series C-3	-	5,026	(5,026)	(1)	-
Preferred stock-series C-4	-	42,500	(42,500)	(1)	-
Preferred stock-series D	-	30,000	(30,000)	(1)	-
Preferred stock-series E	-	266,061	(266,061)	(1)	-
Common stock	111,550	24,078	(105,355)	(1)	211,303
			181,030	(2)
Additional paid- in capital	63,885	48,430,356	(181,030)	(2)	52,958,497
			4,820,721	(1)
			103,993	(3)
			(279,428)	(4)
Accumulated deficit	(279,428)	(52,866,212)	279,428	(4)	(52,866,212)

Total shareholders' equity (deficit)	(103,993)	(3,996,412)	4,403,993		303,588

Total liabilities and shareholders' equity (deficit)	$-	$2,830,639	$4,300,000		$7,130,639

Pro forma footnotes:

(1)	To record estimated minimum net proceeds from the sale of common stock, conversion of notes payable and conversions of preferred stock of Actinium to common stock concurrent with the reverse merger.
(2)	To record 100% of Actinium Pharmaceuticals, Inc.’s fully diluted shares in exchange for 99% ofCactus Ventures, Inc. shares.
(3)	To eliminate accrued expenses and notes payable of Cactus Ventures, Inc. upon reverse merger. Actinium Pharmaceuticals Inc. is not assuming the related debt.
(4)	To eliminate accumulated deficit of Cactus Ventures, Inc.

Cactus Ventures, Inc. and Actinium Pharmaceuticals, Inc.
Pro Forma Combined Statements of Operations
For the Nine Months Ended September 30, 2012
(Unaudited)

	Cactus Ventures, Inc. September 30, 2012	Actinium Pharmaceuticals, Inc. September 30, 2012	Pro Forma Adjustments		Pro Forma Combined
Revenues	$-	$-	$-		$-

Operating expenses
Research and development, net	-	2,723,459	-		2,723,459
General and administrative	15,624	1,520,221	-		1,535,845
Depreciation and amortization	-	429	-		429
Total operating expense	15,624	4,244,109	-		4,259,733

Loss from operations	(15,624)	(4,244,109)			(4,259,733)

Other (income) expense:
Interest expense	4,040	952,241	(4,040)	(2)	952,241
Change in fair value of derivative liabilities	-	287,604	-		287,604
Total other (income) expense	4,040	1,239,845	(4,040)		1,239,845

Net loss	$(19,664)	$(5,483,954)	$4,040		$(5,499,578)

Net loss per common share - basic and diluted	$(0.01)	$(2.28)			$(0.26)

Weighted average number of common shares
outstanding - basic and diluted	11,155,008	2,407,805	7,567,541	(1)	21,130,354

Pro forma footnotes:

(1)	To adjust weighted average number of common shares outstanding as if the shares issued under the merger were issued and outstanding at the beginning of the period.
(2)	To eliminate expense. Actinium Pharmaceuticals Inc. is not assuming the related debt.

Cactus Ventures, Inc. and Actinium Pharmaceuticals, Inc.
Pro Forma Combined Statements of Operations
For the Year Ended December 31, 2011
(Unaudited)

	Cactus Ventures, Inc. December 31, 2011	Actinium Pharmaceuticals, Inc. December 31, 2011	Pro Forma Adjustments		Pro Forma Combined
Revenues	$-	$-	$-		$-

Operating expenses
Research and development, net	-	323,788	-		323,788
General and administrative	9,952	2,959,246	-		2,969,198
Depreciation and amortization	-	633	-		633
Total operating expense	9,952	3,283,667	-		3,293,619

Loss from operations	(9,952)	(3,283,667)	-		(3,293,619)

Other (income) expense:
Interest expense	4,759	175,094	(4,759)	(2)	175,094
Gain on retention of deposit	(25,000)	-			(25,000)
Change in fair value of derivative liabilities	-	(13,966)			(13,966)
Total other (income) expense	(20,241)	161,128	(4,759)		136,128

Net income (loss)	$10,289	$(3,444,795)	4,759		$(3,429,747)

Net income (loss) per common share - basic and diluted	$0.01	$(1.43)			$(0.19)

Weighted average number of common shares
outstanding - basic and diluted	11,155,008	2,407,805	7,567,541	(1)	21,130,354

(1)	To adjust weighted average number of common shares outstanding as if the shares issued under the merger were issued and outstanding at the beginning of the period.
(2)	To eliminate expense. Actinium Pharmaceuticals Inc. is not assuming the related debt.